Exhibit 99.1

Efficacy and safety of umeclidinium/vilanterol (UMEC/VI) once daily (OD) vs fluticasone/salmeterol (FSC) combination twice daily (BD) in patients with moderate-to-severe COPD and infrequent COPD exacerbations James F. Donohue, MD, FCCP Department of Medicine, University of North Carolina, North Carolina, USA Presentation No: 73A

Disclosures Jim Donohue has the following statement of interest: served as consultant to Almirall, AstraZeneca, Boehringer Ingelheim, Elevation Pharmaceuticals, Forest Laboratories, GSK, Mylan, Novartis, Pearl Pharmaceuticals, Pfizer and Sunovion served as a member of Drug Safety Monitoring Boards for the NIH, Novartis, Otsuka, Pearl and Teva

Off-label discussion declaration I will not be discussing off-label uses of the treatments presented here

Primary objective To compare the efficacy and safety of once-daily UMEC/VI 62.5/25mcg with twice-daily FSC 250/50mcg over 12 weeks in patients with moderate-to-severe COPD with a history of infrequent COPD exacerbations Two studies were conducted DB2114930 (NCT01817764) DB2114951 (NCT01879410) COPD: chronic obstructive pulmonary disease; FSC: fluticasone propionate/salmeterol; UMEC: umeclidinium; VI: vilanterol

Study design * delivered doses 55/22mcg via ELLIPTA® dry powder inhaler ** via DISKUS® inhaler Week 4 Day 1 Pre-screen Screen Week 8 Week 12 Day 84 primary endpoint Day 85 secondary endpoint Follow-up Run-in FSC 250/50mcg twice daily** 7–14 days 12-week treatment period 7±2 days UMEC/VI 62.5/25mcg once daily*

Key inclusion and exclusion criteria Inclusion males or females 40 years old with moderate-to-severe COPD post-salbutamol FEV1 30% and 70% predicted normal dyspnea score 2 (mMRC Dyspnea Scale) Exclusion documented history of 1 COPD exacerbation requiring oral corticosteroids, antibiotics and/or hospitalization in the year prior to screening FEV1: forced expiratory volume in 1s; mMRC: modified Medical Research Council

Key baseline demographics and disease characteristics (ITT)

	DB2114930 (N=706)[a]	DB2114951 (N=697)[b]
Age, years[c]	62.8 (8.97)	63.6 (8.55)
Males, n (%)	497 (70)	528 (76)
Current smoker, n (%)	304 (43)	363 (52)
Pre-salbutamol FEV_1, L[c]	1.322 (0.4312)	1.335 (0.4530)[d]
Post-salbutamol FEV_1, L[c]	1.451 (0.4440)[e]	1.488 (0.4603)
GOLD stage (% predicted FEV_1)[f]		
Stage II	347 (49)	346 (50)
Stage III	357 (51)	351 (50)
Reversible to salbutamol, n (%)	189 (27)[e]	239 (34)[d]
mMRC dyspnea scale score[g]	2.0 (2–4)	2.0 (2–4)

[a]n=353 for UMEC/VI and FSC groups; [b]n=349 (UMEC/VI) and 348 (FSC); [c]mean (standard deviation); [d]n=696; [e]n=704; [f]n=704 in DB2114930; [g]median (range)
ITT: intent-to-treat

AUSTIN TEXAS

CHEST 2014

UMEC/VI demonstrated greater improvements in 024h wmFEV1 than FSC on day 84 (primary endpoint) aLS mean change (SE) from baseline on day 84; btreatment difference (95% confidence interval) LS: least-squares; SE: standard error; wm: weighted mean 0.0 0.1 0.2 0.3 0.4 UMEC/VI 62.5/25mcg FSC 250/50mcg 0.074 (0.038, 0.110) b p<0.001 0.165 (0.0130) n=315 DB2114930 DB2114951 Change from baseline in 0–24h wmFEV 1 (L) a 0.091 (0.0131) n=310 0.213 (0.0137) n=322 0.112 (0.0139) n=311 0.101 (0.063, 0.139) b p<0.001

UMEC/VI demonstrated greater improvements in trough FEV1 than FSC on day 85 (secondary endpoint) aLS mean change (SE) from baseline on day 85; btreatment difference (95% confidence interval) 0.0 0.1 0.2 0.3 UMEC/VI 62.5/25mcg FSC 250/50mcg 0.082 (0.045, 0.119) b p<0.001 0.154 (0.0133) n=317 DB2114930 DB2114951 Change from baseline in trough FEV 1 (L) a 0.072 (0.0134) n=312 0.185 (0.0138) n=323 0.087 (0.0140) n=311 0.098 (0.059, 0.137) b p<0.001

UMEC/VI demonstrated greater improvements in serial FEV1 than FSC on day 84 Statistically significant improvements with UMEC/VI versus FSC were seen at each time point on day 84 in both studies except at 18h* in DB2114930 (p=0.107) CI: confidence interval 0.00 0.05 0.10 0.15 0.20 0.25 0.30 UMEC/VI 62.5/25mcg FSC 250/50mcg 0 6 12 18 24 DB2114930 * Time (hours) LS mean (95% CI) change from baseline (L) 0.00 0.05 0.10 0.15 0.20 0.25 0.30 0.35 UMEC/VI 62.5/25mcg FSC 250/50mcg 0 6 12 18 24 DB2114951 Time (hours) LS mean (95% CI) change from baseline (L)

Similar improvements were observed in TDI and SGRQ with UMEC/VI and FSC atreatment difference (95% confidence interval) TDI focal score SGRQ total score UMEC/VI 62.5/25mcg FSC 250/50mcg 0.47 (–1.36, 2.29) a p=0.616 DB2114930 DB2114951 LS mean change (SE) from baseline, SGRQ Total score on day 84 –5.67 (0.752) n=307 –1.55 (–3.63, 0.53) a p=0.143 –7.23 (0.742) n=321 –6.79 (0.655) n=313 –6.33 (0.658) n=312 0 –5 –10

Similar safety profiles were observed with UMEC/VI and FSC DB2114930 DB2114951 Incidence, n (%) UMEC/VI 62.5/25mcg (N=353) FSC 250/50mcg (N=353) UMEC/VI 62.5/25mcg (N=349) FSC 250/50mcg (N=348) Total AEs 93 (26) 96 (27) 104 (30) 108 (31) Serious AEs Any Fatal 6 (2) 0 10 (3) 1 (1) 11 (3) 2 (1) 13 (4) 3 (1) AEs of special interest Cardiovascular Pneumonia LRTI (excl. pneumonia) 4 (1) 1 (1) 0 7 (2) 4 (1) 3 (1) 10 (3) 2 (1) 3 (1) 7 (2) 4 (1) 2 (1) COPD exacerbations 12 (3) 11 (3) 9 (3) 11 (3) AE: adverse event; excl: excluding; LRTI: lower respiratory tract infection

Conclusions Once-daily UMEC/VI significantly improved lung function vs twice-daily FSC 250/50mcg in moderate-to-severe COPD patients with infrequent COPD exacerbations Both treatments improved dyspnea and QoL Overall, the AE incidence was similar between treatment groups These findings suggest that treatment with UMEC/VI provides greater lung function benefits than FSC in moderate-to-severe COPD patients with infrequent COPD exacerbations

Acknowledgments Patients, investigators and staff at the 63 study centers in Argentina, Chile, Greece, Peru, Romania, Ukraine and the USA (DB2114930) and at the 71 study centers in Chile, Mexico, Norway, Romania, Ukraine, Russian Federation, South Africa and the USA (DB2114951) Funded by GSK (DB2114930 / NCT01817764; DB2114951 / NCT01879410)